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                                                                 EXHIBIT 99.B10





CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Strong Conservative Equity Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement of Strong Conservative Equity Funds, Inc. on
Form N-1A of our report dated December 9, 1997 on our audit of the financial statements and financial highlights of Strong Blue Chip 100 Fund (a series of Strong Conservative Equity Funds, Inc.), which report is included in the Annual Report to Shareholders for the period ended October 31, 1997, which is also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information and in the "Financial Highlights" section of the Prospectus.






                                                COOPERS & LYBRAND L.L.P.




Milwaukee, Wisconsin
December 30, 1997